EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076 and 333-111077 on Form S-8 and Registration Statement No. 333-140778 on Form S-3 of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of Mylan Inc. and subsidiaries (the “Company”)(which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of FASB Statement No. 123R, Share-Based Payment, the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 and the Company’s change in its fiscal year to begin on January 1 and end on December 31), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Transition Report on Form 10-K of Mylan Inc. for the nine months ended December 31, 2007.

/s/  Deloitte & Touche LLP
Pittsburgh, Pennsylvania
February 29, 2008